UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2006
Williams Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma		74172-0172
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (918) 573-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Purchase Agreement
Indenture
Registration Rights Agreement
Contribution, Conveyance and Assumption Agreement
Amended Limited Liability Company Agreement
Loan Agreement
Contribution, Conveyance and Assumption Agreement
Joint Press Release
Press Release
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
Underwriting Agreement
     On June 14, 2006, Williams Partners L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Williams Partners GP LLC, the general partner of the Partnership (the “General Partner”), Williams Partners Operating LLC, a wholly owned subsidiary of the Partnership (“OLLC”), and the underwriters named therein (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering (the “Public Offering”) of 6.6 million common units representing limited partner interests in the Partnership (“Common Units”) sold by the Partnership at a price to the public of $31.25 per Common Unit ($29.9219 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 990,000 Common Units (the “Option”) on the same terms as the 6.6 million Common Units sold by the Partnership. The Option was exercised in full on June 16, 2006. On June 20, 2006, the sale of the 7,590,000 Common Units pursuant to the Underwriting Agreement closed. The Common Units sold pursuant to the Underwriting Agreement were registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an effective registration statement on Form S-1 (File No. 333-133065).
     The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Partnership, the General Partner and OLLC, on one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Act. Pursuant to the Underwriting Agreement, the Partnership also agreed not to issue any Common Units for a period of 90 days after June 14, 2006 without the prior consent of the Underwriters, subject to certain exceptions set forth in the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.
Purchase Agreement
     On June 15, 2006, the Partnership, Williams Partners Finance Corporation, a wholly owned subsidiary of the Partnership (“Williams Finance,” and together with the Partnership, the “Issuers”), the General Partner and OLLC entered into a purchase agreement (the “Purchase Agreement”) with certain initial purchasers named therein (the “Initial Purchasers”) pursuant to which the Issuers agreed to sell $150 million aggregate principal amount of 7 1/2% Senior Notes due 2011 (the “Notes”). The Notes are being sold in a private placement (the “Private Placement”) to qualified institutional buyers pursuant to the exemptions from registration requirements of the Act afforded by Section 4(2) of the Act and Rule 144A under the Act, and outside the United States in compliance with Regulation S under the Act. The Notes have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act. The sale of the Notes pursuant to the Purchase Agreement and the issuance of the Notes occurred on June 20, 2006.
     The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Issuers, the General Partner and OLLC, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Act. The Issuers also agreed not to issue certain debt securities for a period of 30 days after June 15, 2006 without the prior consent of the Initial Purchasers. In addition, the Purchase Agreement contemplates the execution of a registration rights agreement pursuant to which the Issuers will agree to conduct a registered exchange offer for the Notes or cause to become effective a shelf registration statement providing for resale of the Notes. Please read the caption “Registration Rights Agreement” under this Item 1.01 and Item 2.03 for more information on the registration rights agreement. A copy of the Purchase Agreement is filed as Exhibit 1.2 to this Form 8-K and is incorporated herein by reference.
Indenture
     On June 20, 2006, the Issuers entered into an Indenture (the “Indenture”) with JPMorgan Chase Bank, N.A., as trustee (the “Trustee”), in connection with the issuance of the Notes. Please read Item 2.03 below which describes the material terms of the Indenture and which is incorporated by reference into this item in its entirety by reference. The Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.
Notes
     On June 20, 2006, the Issuers executed and delivered the Notes. Please read the description of the material terms of the Notes in Item 2.03 below which is incorporated by reference into this item in its entirety by reference. The form of the Notes delivered by the Issuers is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference.

Registration Rights Agreement
     On June 20, 2006, the Issuers and Citigroup Global Markets Inc. and Lehman Brothers Inc. (the “Representatives”), as representatives of the Initial Purchasers, entered into a registration rights agreement (the “Registration Rights Agreement”) providing the holders of the Notes certain rights relating to the registration of the Notes under the Act. Please read the description of the material terms of the Registration Rights Agreement in Item 2.03 below which is incorporated by reference into this item in its entirety by reference. The Registration Rights Agreement is filed as Exhibit 4.3 to this Form 8-K and is incorporated herein by reference.
Contribution Agreements
     The Partnership previously announced in its Form 8-K filed on April 7, 2006 that it had entered into a Purchase and Sale Agreement (the “PSA”), dated April 6, 2006, with Williams Energy Services, LLC (“WES”), Williams Field Services Group, LLC (“WFSG”), Williams Field Services Company, LLC (“WFSC”), the General Partner and OLLC pursuant to which the Partnership would acquire a 25.1% limited liability company interest (the “Four Corners Interest”) in Williams Four Corners LLC, a Delaware limited liability company (“Four Corners”). The description of the PSA contained in the Partnership’s Form 8-K filed on April 7, 2006 is incorporated herein by reference and the PSA is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.
     In accordance with the PSA, on June 20, 2006, the Partnership, OLLC, WES, WFSG, WFSC and the General Partner entered into a Contribution, Conveyance and Assumption Agreement (the “Interest Contribution Agreement”) pursuant to which WES, WFSG, WFSC and the General Partner contributed the Four Corners Interest to the Partnership in exchange for aggregate consideration of $360.0 million ($355.8 million net of the General Partner’s capital contribution related to the Public Offering). The Partnership subsequently contributed the Four Corners Interest to OLLC. The Partnership used the net proceeds of the Public Offering and the Private Placement to pay the aggregate consideration for the Four Corners Interest. The Interest Contribution Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
     On June 20, 2006 and prior to the closing of the transactions contemplated by the Interest Contribution Agreement, WFSC contributed to Four Corners its natural gas gathering, processing and treating assets in the San Juan Basin in New Mexico and Colorado pursuant to a Contribution, Conveyance and Assumption Agreement (the “Asset Contribution Agreement”). As more fully described in the Partnership’s final prospectus (the “Prospectus”) dated June 14, 2006 (File No. 333-133065) and filed on June 15, 2006 with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(4) under the Act, the assets contributed to Four Corners consist of, among other things:
(i)	a 3,500-mile natural gas gathering system in the San Juan Basin in New Mexico and Colorado with a capacity of two Bcf/d;

(ii)	the Ignacio natural gas processing plant in Colorado and the Kutz and Lybrook natural gas processing plants in New Mexico, which have a combined processing capacity of 760 MMcf/d; and

(iii)	the Milagro and Esperanza natural gas treating plants in New Mexico, which have a combined carbon dioxide treating capacity of 750 MMcf/d.
For more information regarding the assets contributed to Four Corners and its business, please read “Acquisition of Interest in Four Corners” in the Prospectus. The Asset Contribution Agreement is filed as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.
     The Williams Companies, Inc. (“Williams”) directly or indirectly owns (i) 100% of the General Partner, which allows it to control the Partnership, and (ii) 100% of WES, WFSG, WFSC and Four Corners. Accordingly, the conflicts committee of the board of directors of the General Partner recommended approval of the Partnership’s acquisition of the Four Corners Interest. The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction. In recommending approval of the transaction, the conflicts committee based its decision in part on an opinion from the committee’s independent financial advisor that the consideration to be paid by the Partnership to Williams is fair, from a financial point of view, to the Partnership and its public unitholders. Lehman Brothers Inc., an underwriter in the Public Offering and an initial purchaser in the Private Placement, served as Williams’ financial advisor in connection with the Partnership’s acquisition of the Four Corners Interest.
Four Corners LLC Agreement
     In connection with the closing of the transactions contemplated by the PSA and the Contribution Agreement, on June 20, 2006, WFSC and OLLC entered into the Amended and Restated Limited Liability Company Agreement of Four Corners (the “Four Corners LLC Agreement”). This agreement governs the ownership and management of Four Corners.

     Pursuant to the Four Corners LLC Agreement, Four Corners will be managed by a management committee. The members of the management committee will have voting power that corresponds to the ownership interest of the owner they represent. Except for certain significant matters that are specified in the Four Corners LLC Agreement, all actions and decisions relating to Four Corners require the approval of the management committee members representing a majority interest. Four Corners is required under the Four Corners LLC Agreement to make distributions of available cash (generally, cash from operations less required and discretionary reserves) at least quarterly to its owners. The management committee, by majority approval, will determine the amount of such distributions. WFSC will be the operator of Four Corners in accordance with the Four Corners LLC Agreement. Under the Four Corners LLC Agreement, Four Corners will be required to reimburse WFSC for all direct and indirect expenses it incurs or payments it makes on behalf of Four Corners and all other expenses allocable to Four Corners or otherwise incurred by WFSC in connection with operating Four Corners’ business. WFSC shall determine the expenses that are allocable to Four Corners in good faith.
     Both members of Four Corners will be subject to reciprocal rights of first offer under the Four Corners LLC Agreement. Accordingly, prior to selling all or a portion of its respective interest in Four Corners, that member will be required to first offer its membership interest to the other member.
     The Four Corners LLC Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.
Four Corners Loan Agreement
     In connection with the closing of the transactions contemplated by the PSA and the Contribution Agreement, on June 20, 2006, Four Corners entered into a $20 million loan agreement (the “Loan Agreement”) with Williams as the lender. The Loan Agreement is revolving in nature and is available to fund working capital borrowings and for other purposes. Borrowings under the Loan Agreement will mature on June 20, 2009. In the event of a change of control (as defined in the Loan Agreement) of the General Partner, the maturity date shall be deemed to have immediately occurred as of the date of such change of control. Williams may accelerate payment upon the occurrence of any default (as defined in the Loan Agreement). Four Corners may prepay all or part of any amounts outstanding under the Loan Agreement at any time without payment of penalty.
     Four Corners will pay a commitment fee to Williams on the unused portion of the revolving credit facility under the Loan Agreement of 0.30% annually. Interest on any borrowings under the Loan Agreement will be the one-month LIBOR rate (as defined in the Loan Agreement) at the time of borrowing.
     The Loan Agreement is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.
Relationships
     In addition to the relationships discussed above under the caption “Contribution Agreement,” Williams directly or indirectly owns an approximate 37.4% limited partner interest in the Partnership after the consummation of the Public Offering. Of the 37.4% limited partner interest owned by Williams, WES directly owns an approximate 4.8% limited partner interest in the Partnership. Further, certain officers and directors of the General Partner serve as officers and/or directors of Williams, WES, WFSG, WFSC and Four Corners. The General Partner serves as the general partner of the Partnership, holding a 2% general partner interest and incentive distribution rights in the Partnership. The Partnership is a party to an Omnibus Agreement with Williams and its affiliates that governs the Partnership’s relationship with them regarding the following matters: (i) reimbursement of certain general and administrative expenses; (ii) indemnification for certain environmental liabilities, tax liabilities and right-of-way defects; (iii) reimbursement for certain expenditures; and (iv) a license for the use of certain software and intellectual property. The Partnership is also party to a $20 million Working Capital Loan Agreement where Williams is the lender and the Partnership is the borrower. Further, the Partnership and Williams are both party to a $1.5 billion credit agreement (the “Credit Agreement”) with certain lenders whereby the Partnership is permitted to borrow up to $75 million for general partnership purposes, including acquisitions. For additional relationships between Williams and its affiliates and the Partnership, please read “Certain Relationships and Related Transactions” in the Prospectus.
     Affiliates of certain of the Underwriters and Initial Purchasers are lenders or agents, as the case may be, under the Credit Agreement, and each such affiliate has received customary fees for such services.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The information discussed under the captions “Contribution Agreements” and “Relationships” in Item 1.01 above is incorporated herein by reference. The financial statements with respect to the acquisition by the Partnership of the Four Corners Interest will be filed as noted in Item 9.01 below.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under the captions “Indenture,” “Notes” and “Registration Rights Agreement” under Item 1.01 above are incorporated herein by reference.

     On June 20, 2006, pursuant to the Purchase Agreement with the Initial Purchasers discussed under the caption “Purchase Agreement” in Item 1.01 above, the Issuers sold the Notes to the Initial Purchasers at an offering price of 100% of the aggregate principal amount of $150 million plus accrued interest, if any, from June 20, 2006, less a customary discount to the Initial Purchasers. The Private Placement was conducted in accordance with the exemptions from the registration requirements of the Act afforded by Section 4(2) of the Act and Rule 144A under the Act, and outside the United States in compliance with Regulation S under the Act. The Notes have not been registered under the Act and are subject to restrictions on transfer.
     The terms of the Notes are governed by the Indenture. The Indenture contains affirmative and negative covenants that, among other things, limit (1) the Partnership’s ability and the ability of its subsidiaries to incur liens securing indebtedness, (2) mergers, consolidations and transfers of all or substantially all of the Issuers’ properties or assets, (3) Williams Finance’s ability to incur additional indebtedness and (4) Williams Finance’s ability to engage in any business not related to obtaining money or arranging financing for the Partnership or its other subsidiaries. The Partnership owns minority interests in two limited liability companies, Discovery Producer Services LLC (“DPS”) and Four Corners. The Partnership uses the equity method of accounting for its investments in these two limited liability companies, and neither will be classified as its subsidiary under the Indenture so long as the Partnership continues to own a minority interest in such entity. As a result, neither DPS nor Four Corners will be subject to the restrictive covenants in the Indenture. The Indenture also contains customary events of default, upon which the Trustee or the holders of the Notes may declare all outstanding Notes to be due and payable immediately.
     Pursuant to the Indenture, the Issuers may issue additional notes from time to time after the Private Placement. The Notes and any additional notes subsequently issued under the Indenture, together with any exchange notes, will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.
     The Notes will be senior unsecured obligations of the Issuers and will rank equally in right of payment with all of the Issuers’ other senior indebtedness and senior to all future indebtedness of the Issuers that is expressly subordinated in right of payment to the Notes. The Notes will not initially be guaranteed by any of the Partnership’s subsidiaries. In the future in certain instances as set forth in the Indenture, one or more of the Partnership’s subsidiaries may be required to guarantee the Notes.
     The Notes bear interest at 7 1/2% per annum payable semi-annually in arrears on June 15 and December 15 of each year, starting on December 15, 2006. The Issuers will make each interest payment to the holders of record on the immediately preceding June 1 and December 1. The Notes mature on June 15, 2011.
     The Issuers may redeem the Notes at their option in whole or in part at any time or from time to time prior to June 15, 2011, at a redemption price per note equal to the sum of (1) the then outstanding principal amount thereof, plus (2) accrued and unpaid interest, if any, to the redemption date, plus (3) a specified “make-whole” premium (as defined in the Indenture). Additionally, upon a change of control (as defined in the Indenture), each holder of the Notes will have the right to require the Issuers to repurchase all or any part of such holder’s Notes at a price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest. Except upon a change of control as described in the prior sentence, neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the holders.
     The Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.
     In connection with the offering of the Notes, the Issuers also entered into the Registration Rights Agreement with the Representatives. Pursuant to the Registration Rights Agreement, the Issuers agreed to conduct a registered exchange offer of exchange notes in exchange for the Notes (a “Registered Exchange Offer”) or cause to become effective a shelf registration statement providing for resale of the Notes. The Issuers are required to: (i) file a registration statement (the “Exchange Offer Registration Statement”) within 270 days after the issue date of the Notes; (ii) use commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective within 360 days after the issue date of the Notes; (iii) after the effectiveness of the Exchange Offer Registration Statement, promptly commence the Registered Exchange Offer; and (iv) use commercially reasonable efforts to consummate the Registered Exchange Offer within 40 business days after the effectiveness of the Exchange Offer Registration Statement. If the Issuers are unable to consummate a Registered Exchange Offer within 40 business days after the effectiveness of the Exchange Offer Registration Statement or for other reasons, they will, subject to certain exceptions, be required to file a shelf registration statement (a “Shelf Registration Statement”) with the Commission covering resales of the Notes or the exchange notes, as the case may be, and to obtain and maintain effectiveness of the Shelf Registration Statement for certain periods of time as set forth in the Registration Rights Agreement.
     If the Issuers fail to comply with certain obligations under the Registration Rights Agreement (a “Registration Default”), they will be required to pay liquidated damages in the form of additional cash interest to the holders of the Notes. Upon the occurrence of a Registration Default, the interest rate on the Notes shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum 90 days thereafter until all Registration Defaults have been cured, but in no event shall such aggregate additional interest exceed 0.50% per annum. The Issuers shall not be required to pay additional interest for more than one Registration Default at any given time. Following the cure of all Registration Defaults relating to any particular Notes, the interest rate borne by the relevant Notes will be reduced to the original interest rate borne by such Notes.
     The Registration Rights Agreement is filed as Exhibit 4.3 to this Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
     On June 20, 2006, the Partnership and Williams issued a joint press release announcing the closing of (i) the sale of the Four Corners Interest by Williams to the Partnership and (ii) its previously announced public common unit offering and private placement of senior notes. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     The press release is being furnished pursuant to Item 7.01 and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor is it subject to the liabilities of that section and are not deemed incorporated by reference in any filing by the Partnership under the Act.
Item 8.01 Other Events.
     On June 14, 2006, the Partnership announced that it priced its previously announced public offering of 6.6 million common units representing limited partnership interests. On June 15, 2006, the Partnership announced that it priced its previously announced private placement of $150 million of senior notes.
     The press release announcing the pricing of the common unit offering is attached as Exhibit 99.2 to this report and is incorporated herein by reference. The press release announcing the pricing of the private placement of senior notes is attached as Exhibit 99.3 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the required financial statements with respect to the acquisition of the Four Corners Interest will be provided within 71 calendar days of June 26, 2006.

(b)	Pro forma financial information.

In accordance with Item 9.01(b)(2) of Form 8-K, the required pro forma financial information with respect to the acquisition of the Four Corners Interest will be provided within 71 calendar days of June 26, 2006.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 1.1	Underwriting Agreement, dated June 14, 2006, by and among Williams Partners L.P., Williams Partners GP LLC, Williams Partners Operating LLC and the underwriters named therein.

Exhibit 1.2	Purchase Agreement, dated June 15, 2006, by and among Williams Partners GP LLC, Williams Partners L.P., Williams Partners Finance Corporation, Williams Partners Operating LLC and the initial purchasers named therein.

+ # Exhibit 2.1	Purchase and Sale Agreement, dated April 6, 2006, by and among Williams Energy Services, LLC, Williams Field Services Group, LLC, Williams Field Services Company, LLC, Williams Partners GP LLC, Williams Partners L.P. and Williams Partners Operating LLC (incorporated by reference to Exhibit 2.1 to Williams Partners L.P.’s Form 8-K (File No. 001-32599) filed with the SEC on April 7, 2006).

Exhibit 4.1	Indenture, dated June 20, 2006, by and among Williams Partners L.P., Williams Partners Finance Corporation and JPMorgan Chase Bank, N.A.

Exhibit Number	Description
Exhibit 4.2	Form of 7 1/2% Senior Note due 2011 (included as Exhibit 1 to Rule144A/Regulation S Appendix of Exhibit 4.1 hereto).

Exhibit 4.3	Registration Rights Agreement, dated June 20, 2006, by and between Williams Partners L.P., Williams Partners Finance Corporation, Citigroup Global Markets Inc. and Lehman Brothers Inc.

Exhibit 10.1	Contribution, Conveyance and Assumption Agreement, dated June 20, 2006, by and among Williams Energy Services, LLC, Williams Field Services Company, LLC, Williams Field Services Group, LLC, Williams Partners GP LLC, Williams Partners L.P. and Williams Partners Operating LLC.

Exhibit 10.2	Amended and Restated Limited Liability Company Agreement of Williams Four Corners LLC dated June 20, 2006.

Exhibit 10.3	Loan Agreement, dated June 20, 2006, between The Williams Companies, Inc. and Williams Four Corners LLC.

Exhibit 10.4	Contribution, Conveyance and Assumption Agreement, dated June 20, 2006, by and among Williams Field Services Company, LLC and Williams Four Corners LLC.

Exhibit 99.1	Joint Press Release of Williams Partners L.P. and The Williams Companies, Inc. dated June 20, 2006.

Exhibit 99.2	Press release of Williams Partners L.P. dated June 14, 2006.

Exhibit 99.3	Press release of Williams Partners L.P. dated June 15, 2006.

+	Incorporated by reference.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

	By:	Williams Partners GP LLC,
its General Partner

Date: June 20, 2006	/s/ Donald R. Chappel

Donald R. Chappel
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.1	Underwriting Agreement, dated June 14, 2006, by and among Williams Partners L.P., Williams Partners GP LLC, Williams Partners Operating LLC and the underwriters named therein.

Exhibit 1.2	Purchase Agreement, dated June 15, 2006, by and among Williams Partners GP LLC, Williams Partners L.P., Williams Partners Finance Corporation, Williams Partners Operating LLC and the initial purchasers named therein.

+ #Exhibit 2.1	Purchase and Sale Agreement, dated April 6, 2006, by and among Williams Energy Services, LLC, Williams Field Services Group, LLC, Williams Field Services Company, LLC, Williams Partners GP LLC, Williams Partners L.P. and Williams Partners Operating LLC (incorporated by reference to Exhibit 2.1 to Williams Partners L.P.’s Form 8-K (File No. 001-32599) filed with the SEC on April 7, 2006).

Exhibit 4.1	Indenture, dated June 20, 2006, by and among Williams Partners L.P., Williams Partners Finance Corporation and JPMorgan Chase Bank, N.A.

Exhibit 4.2	Form of 7 1/2% Senior Note due 2011 (included as Exhibit 1 to Rule144A/Regulation S Appendix of Exhibit 4.1 hereto).

Exhibit 4.3	Registration Rights Agreement, dated June 20, 2006, by and between Williams Partners L.P., Williams Partners Finance Corporation, Citigroup Global Markets Inc. and Lehman Brothers Inc.

Exhibit 10.1	Contribution, Conveyance and Assumption Agreement, dated June 20, 2006, by and among Williams Energy Services, LLC, Williams Field Services Company, LLC, Williams Field Services Group, LLC, Williams Partners GP LLC, Williams Partners L.P. and Williams Partners Operating LLC.

Exhibit 10.2	Amended and Restated Limited Liability Company Agreement of Williams Four Corners LLC dated June 20, 2006.

Exhibit 10.3	Loan Agreement, dated June 20, 2006, between The Williams Companies, Inc. and Williams Four Corners LLC.

Exhibit 10.4	Contribution, Conveyance and Assumption Agreement, dated June 20, 2006, by and among Williams Field Services Company, LLC and Williams Four Corners LLC.

Exhibit 99.1	Joint Press Release of Williams Partners L.P. and The Williams Companies, Inc. dated June 20, 2006.

Exhibit 99.2	Press release of Williams Partners L.P. dated June 14, 2006.

Exhibit 99.3	Press release of Williams Partners L.P. dated June 15, 2006.

+	Incorporated by reference.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.